Exhibit 10.03

SERVICING AGREEMENT

By and Among

WEST ASSET MANAGEMENT, INC.,

as Servicer,

WEST RECEIVABLES PURCHASING, LLC,

as Borrower,

and

TOGM, LLC,

as Lender,

Dated as of May 21, 2008

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- ii-

SERVICING AGREEMENT

This SERVICING AGREEMENT (this “Agreement”) is made as of May 21, 2008 by and among WEST RECEIVABLES PURCHASING, LLC, a Nevada limited liability company (the “Borrower”), WEST ASSET MANAGEMENT, INC., a Delaware corporation (the “Servicer”), and TOGM, LLC, a Nebraska limited liability company (the “Lender”).

WHEREAS, the Borrower may from time to time purchase a pool or pools of assets (each an “Asset Pool”) which assets include charged off credit card accounts and other delinquent or deficiency consumer obligations.

WHEREAS, the Borrower and the Lender are parties to a Credit Agreement of even date herewith, as the same may be amended or supplemented from time to time (the “Credit Agreement”) pursuant to which the Lender may from time to time make Loans to finance the acquisition of such Asset Pools.

WHEREAS, the Servicer and the Lender desire that the Servicer manage and service collection of such assets so purchased by the Borrower and financed by the Lender, and the Servicer is desirous of providing such services.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Lender and the Servicer hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. Unless otherwise expressly indicated, all capitalized terms used in this Servicing Agreement but not otherwise herein defined shall have the respective meanings ascribed to them in the Credit Agreement. In addition, the following terms shall have the meanings assigned to them below:

“Externally Prepared Information” shall have the meaning specified in Section 5.1(k).

“Internally Prepared Information” shall have the meaning specified in Section 5.1(k).

“Material Adverse Effect” shall mean a material adverse effect on (i) the financial condition, properties or operations of the Servicer, (ii) the ability of the Borrower or the Servicer to perform their obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Lender thereunder.

“Permitted Contest” shall mean a contest with respect to the amount, applicability or validity of any tax, assessment or other governmental charge (or lien in connection therewith) in good faith and by appropriate proceedings which during the pendency thereof prevents (a) the collection of, or realization on any tax, assessment or other governmental charge (or any lien in connection therewith) so contested, (b) the sale, forefeiture or loss of any Asset or any part thereof, and (c) any interference with the collection or use of any Asset or any portion thereof, and for which the Servicer has made adequate reserves therefor in accordance with GAAP.

“Projections” shall have the meaning specified in Section 5.1(k).

ARTICLE II

SERVICING

Section 2.1 Appointment of the Servicer as Servicer. The Servicer shall collect, administer and service all Accounts and other Assets from time to time constituting a part of any Asset Series financed in whole or in part by the Lender in accordance with this Servicing Agreement and shall have full power and authority, to the extent not limited hereunder, to do or cause to be done any and all things in connection with such servicing, administration and collection as may be necessary or desirable to optimize the recoverable value from such Accounts and other Assets. In the performance of its duties and responsibilities under this Servicing Agreement, the Servicer may engage third-party subservicers in accordance with the terms of this Servicing Agreement and attorneys to commence collection actions, foreclosure proceedings and/or the like.

Section 2.2 Documents Evidencing Assets. To the extent delivered to the Borrower by an Asset Pool Seller, the Borrower will deposit with the Servicer copies of each document evidencing or relating to an Account or other Asset to be serviced by the Servicer, together with such other documents as the Servicer may reasonably request in order to perform its duties under this Servicing Agreement. In addition, the Servicer shall maintain physical possession of good and legible copies of all other instruments or documents entered into by the Borrower or the Servicer to modify, supplement, compromise, settle, restructure or otherwise modify the terms or conditions of any of the documents so delivered to the Servicer, together with originals or copies, as appropriate, of all instruments and documents generated by or coming into the possession of the Servicer (including, but not limited to, receipts, ledger sheets, payment records, correspondence, current and historical computerized data files, whether developed or originated by the Servicer or others, judgments, sale documents and the like) that are required to evidence, document, collect or service any Asset. All documents described in this Section 2.2 are referred to collectively herein as the “Asset Documents”. All Asset Documents shall remain the property of the Borrower, subject to the security interest of the Lender.

Section 2.3 Duties of Servicer. Without limiting the generality of Section 2.1, the Servicer’s servicing, administration and collection duties under this Servicing Agreement shall include the following:

(a) The Servicer shall undertake all reasonable efforts to collect or otherwise realize upon each Asset comprising a part of an Asset Series being serviced hereunder, including, without limitation, commencing collection actions, foreclosure proceedings, repossession activities and the like. In that connection, the Servicer shall be responsible for the retention and compensation of third party subservicers appointed in accordance with the terms of this Servicing Agreement and attorneys engaged for purposes of pursuing collection litigation against Obligors, collection and posting of all payments, responding to inquiries of Obligors of Accounts, investigating delinquencies, sending statements to Obligors, reporting any required tax information to Obligors, reporting any required credit information on Obligors to the credit bureaus, accounting for Asset Series Proceeds collected on account of any Asset, monitoring the status of any guaranties or insurance policies relating to any Asset, commencing and pursuing collection actions, entering into agreements for the settlement, compromise or satisfaction of Assets and such other practices and procedures as are generally employed in collecting similar accounts, loan portfolios and other receivables. To the extent that the Servicer, in the performance of its duties and responsibilities under this Servicing Agreement, engages third-party subservicers or attorneys for purposes of pursuing collection litigation or other purposes, the Servicer shall also have responsibility for monitoring and managing the activities and actions of such third-party subservicers and attorneys and ensuring that such activities and actions are in compliance with provisions of this Servicing Agreement.

(b) The Servicer shall maintain detailed records with respect to each Asset setting forth the status of such Asset, the amount and application of any funds received on account of such Asset, or other realization upon, such Asset and complete notes and documentation of all servicing, administration and collection efforts and activities with respect to such Asset.

Section 2.4 Servicing Standards; Subservicing.

(a) The Servicer agrees that it shall service, administer, collect, market and sell the Assets in accordance with the customary and usual procedures of institutions which service and collect delinquent account or receivable portfolios and in accordance with a written servicing plan delivered to, and approved by, the Lender. The Servicer shall not make any material changes to the written servicing plan delivered to, and approved by, the Lender without the prior written consent of the Lender, which consent shall not be unreasonably withheld. To the extent consistent with the foregoing, the Servicer shall follow its customary standards, policies and procedures in connection with such servicing, administration and collection activities.

(b) The Servicer may appoint, with the prior written consent of the Lender, and pursuant to subservicing agreements acceptable to the Lender, one or more subservicers to perform the Servicer’s duties hereunder. No appointment of any subservicer or engagement of any attorney for collection litigation or other purposes by the Servicer shall relieve the Servicer of any of its duties or responsibilities under this Servicing Agreement, including without limitation, its servicing responsibilities hereunder and its reporting responsibilities hereunder. To the extent the Lender approves a subservicing agreement with respect to certain Assets (including the fee payable to any such subservicer thereunder), the Servicer shall not be entitled to payment of any Servicing Fee on account of the Assets subject to such subservicing agreement, but the amount of such subservicing fees payable under such subservicing agreement shall be payable from Asset Proceeds from such Assets serviced by such subservicer in lieu of the Servicing Fee which would otherwise be payable to the Servicer with respect to such Assets.

Section 2.5 Power and Authority. The Servicer is hereby granted the full power and authority to conduct its servicing, administration and collection activities for and on behalf of the Borrower and the Lender as contemplated herein and, without limiting the generality of the foregoing, is authorized and empowered to (a) make all communications with Obligors under Accounts in the Borrower’s name and (b) execute and deliver, on behalf of the Borrower, any and all instruments of amendment, modification, satisfaction, cancellation, sale, transfer, release, discharge and all other comparable instruments with respect to any such Asset; provided, however, that the authority granted above shall not be exercised by the Servicer unless consistent with Section 2.6 hereof. The Servicer is hereby authorized to commence, in the name of the Borrower, legal proceedings to collect Accounts and to commence or participate in any other legal proceeding otherwise relating to or involving an Account or any other Asset. If the Servicer commences or participates in any such legal proceedings, the Servicer is authorized and empowered to execute and deliver, in the Borrower’s name, any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. Upon request, the Borrower shall furnish the Servicer with any powers of attorney or other documents which the Servicer may reasonably request and which the Borrower may reasonably approve in order to take such steps as the Servicer deems necessary, appropriate or expedient to carry out its servicing, administration and collection activities under this Servicing Agreement.

Section 2.6 Settlement Authority. The Servicer shall have such authority to compromise, settle or sell any Account or other Asset as is set forth and described in Section 3.4 of the Credit Agreement. If the Servicer places Assets for collection with any subservicer or engages any attorney to commence collection actions, foreclosure proceedings and/or the like, the Servicer will take commercially reasonable steps to ensure that each such subservicer and each such attorney compromises, settles or sells any Account or other Asset in accordance with the provisions set forth and described in Section 3.4 of the Credit Agreement.

Section 2.7 Legal Compliance. The Servicer shall perform all of its obligations under this Servicing Agreement in full compliance with all applicable laws, rules and regulations (including, but not limited to, laws, rules and regulations governing debt collection practices and procedures) the non-compliance with which would result in a Material Adverse Effect. To the extent that the Servicer places Assets for collection with any subservicer or engages any attorney to commence collection actions, foreclosure proceedings and/or the like with respect to the Assets, the Servicer will use commercially reasonable efforts to cause each such subservicer and each such attorney to perform all of its obligations with respect to the Assets in full compliance with all applicable laws, rules and regulations, (including, but not limited to, laws, rules and regulations governing debt collection practices and procedures). The Servicer specifically represents and warrants to the Borrower and the Lender that the Servicer is knowledgeable and experienced in complying with such laws, rules and regulations as they pertain to debt collection practices and procedures. Servicer will include it its initial mailing to all Obligors a notice that states the Borrower has transferred the Obligor’s account for servicing to the Servicer. The Servicer will further prepare and provide to all Obligors the initial and annual privacy notices required pursuant to the Privacy Regulations. In addition, the Servicer shall maintain an “Information Security Program” as required pursuant to the Gramm-Leach-Bliley Act. As used in the foregoing, “Privacy Regulations” shall mean all requirements of the Gramm-Leach-Bliley Act and all related Federal Trade Commission regulations, and any state and local laws, regulations and ordinances relating to maintaining the privacy of an Obligor’s non-public information.

Section 2.8 Deposit to Collateral Accounts. The Servicer shall cause the Servicer, any subservicer that collects $250,000 or more in Asset Proceeds during any calendar year and any attorney engaged to commence collection actions, foreclosure procedures and/or the like that collects $250,000 or more in Asset Proceeds during any calendar year (i) to deposit all Asset Proceeds for each Asset Series received by any such party to be directly deposited, on a daily basis, into the Collateral Account relating to such Asset Series, (ii) not to commingle any Asset Proceeds collected with respect to the Assets with any moneys or other funds which are not Asset Proceeds, and (iii) with respect to any such attorney, to maintain a separate “trust account” for Asset Proceeds. The Servicer shall cause any subservicer that collects less than $250,000 in Asset Proceeds during any calendar and any attorney engaged to commence collection actions, foreclosure procedures and/or the like that collects less than $250,000 in Asset Proceeds during any calendar year (i) to deposit all Asset Proceeds for each Asset Series received by any such party to be directly deposited, on a weekly basis, into the Collateral Account relating to such Asset Series, and (ii) with respect to any such attorney, to deposit all such Asset Proceeds collected into a client “trust account.” Withdrawals from the Collateral Account(s) for payment of Loan Costs, fees to the Collateral Agent, Servicing Fees and distributions to the Lender and the Borrower shall be made on each Distribution Date in accordance with the provisions of the Credit Agreement. Pending distribution pursuant thereto, all Asset Proceeds at any time held by the Servicer, any subservicer or any attorney engaged for the purposes set forth above shall be held in trust for the benefit of the Lender. The Servicer acknowledges that (i) the Borrower has granted a security interest to the Lender in all of the Borrower’s right, title and interest in and to any and all funds from time to time on deposit in the Collateral Accounts, and (ii) the Collateral Accounts shall be subject to all terms and conditions of the Collateral Account Agreement which provides, among other things, that no distributions shall be made therefrom without the prior written consent of the Lender.

Section 2.9 Distributions from the Collateral Accounts. All Asset Proceeds from time to time on deposit in the Collateral Accounts shall be held therein until the next occurring Distribution Date. Not later than 3:00 p.m. Chicago, Illinois time on the Business Day preceding each Distribution Date, the Servicer shall deliver to the Lender a report for the preceding Collection Period setting forth, for each Asset Series, all Asset Series Proceeds and other relevant information to determine the appropriate use and application of the Asset Series Proceeds deposited to the Collateral Accounts during the Collection Period immediately preceding such Distribution Date (each a “Distribution Report”) and the Servicer shall distribute the Asset Series Proceeds on deposit in each Collateral Account in accordance with the instructions of the Lender. In no event shall any amount be withdrawn from any Collateral Account without the prior written consent of the Lender as to each such withdrawal or transfer.

Section 2.10 Insurance. The Servicer shall obtain and maintain at all times during the term of this Agreement the following insurance coverages:

(a) The Servicer shall obtain and maintain workers’ compensation or approved self-insurance and employer’s liability insurance which shall fully comply with the statutory requirements of all applicable state and federal laws.

(b) The Servicer shall obtain and maintain commercial general liability insurance with a minimum combined single limit of liability of $1,000,000 per occurrence and $2,000,000 aggregate for injury and/or death and/or property coverage, including broad form contractual liability insurance specifically covering the Lender under this Agreement.

(c) The Servicer shall obtain and maintain business automobile liability insurance covering all owned, hired and non-owned vehicles and equipment, if any, used by the employees of the Servicer with a minimum combined single limit of liability of $1,000,000 for injury and/or death and/or property damage.

(d) The Servicer shall obtain and maintain excess coverage with respect to its insurance described in clauses (b) and (c) above, if applicable, with a minimum combined single limit of $3,000,000.

(e) The Servicer shall obtain and maintain errors and omissions insurance covering the actions of the Servicer and its employees and agents under this Servicing Agreement with a minimum combined single limit of $1,000,000.

(f) The Servicer shall obtain and maintain a fidelity insurance bond in an amount not less than $250,000.

Each policy shall provide for thirty (30) days prior written notice to be given by the insurer to the Lender in the event of a termination, non-renewal or cancellation, or of any material change in coverages or deductibles. All such insurance shall insure the interests of the Borrower and the Lender regardless of any breach or violation by the Servicer of warranties, declarations or conditions contained in such policies or any action or inaction by the Servicer or any other person. All insurance required hereunder shall be carried with responsible insurance companies of recognized standing which are authorized to do business in the states in which any of the Assets are located and are reasonably acceptable to the Lender. The Lender shall, by written notice to the Servicer delivered on or prior to December 31st of each year, provide a list of acceptable insurance companies for purposes of this Section 2.10.

Section 2.11 Right of Lender to Place a Sampling of Assets with Independent Servicer. At any time and from time to time, the Lender may, upon written notice to the Borrower, if the Lender reasonably believes that the Borrower or the Servicer has engaged in fraud or mismanagement of the Assets upon written notice to the Borrower, select certain of the Assets (other than those subject to bona fide payment arrangements) which have been previously placed with the Servicer (which selected Assets shall not exceed at any time five percent (5%) of the aggregate amount of all Assets) for placement for servicing with an independent third-party servicer which is not the Servicer. In connection with any such placement, the Borrower and the Servicer shall join with the Lender and such independent third-party servicer in the execution and delivery of a servicing agreement mutually acceptable to the Borrower, the Servicer, the Lender and such independent third-party servicer. All Asset Proceeds collected by such independent third-party servicer will be deposited into the Collateral Account(s) related to Asset Series then being serviced by such third-party servicer for distribution in accordance with the provisions of the Credit Agreement, except that with respect to the Asset Proceeds collected from such Assets placed with such independent third-party servicer, a servicing fee shall be payable to such independent third-party servicer in accordance with the provisions of the servicing agreement entered into with such independent third-party servicer instead of the Servicing Fee payable to the Servicer under the Credit Agreement.

ARTICLE III

SERVICING FEES; REIMBURSEMENT OF EXPENSES

Section 3.1 Servicing Fees. Except to the extent that a subservicer has been engaged in accordance with Section 2.4 and except to the extent provided in Section 2.11, the Servicer shall be entitled to a Servicing Fee with respect to each Asset Series, computed in accordance with the Credit Agreement and the Approved Borrowing Request for such Asset Series (including, without limitation, the subordination of a portion of such Servicing Fee pursuant to Section 2.9(b) of the Credit Agreement and the prohibition on the payment of any Special Capital Contribution as part of the Servicing Fee). The Servicing Fee with respect to each Asset Series shall be payable on each Distribution Date solely from Asset Series Proceeds received with respect to such Asset Series for the prior Collection Period and shall be paid to the Servicer in the order of priority described in the Credit Agreement; provided, however, that to the extent permitted under the Credit Agreement, the Servicing Fee and Advanced Court Costs with respect to each Asset Series may be withheld by the Servicer from Asset Series Proceeds for such Asset Series. Any Servicing Fee for an Asset Series shall be payable solely from Asset Series Proceeds obtained from and attributable to such Asset Series and shall be without recourse to the Lender. Except to the extent expressly contemplated by the Credit Agreement, the Servicer shall be solely responsible for the payment of all fees, charges, costs or expenses to each attorney which is engaged with respect to all or any of the Assets.

Section 3.2 Nonreimbursable Expenses of the Servicer. Except to the extent expressly contemplated by the Credit Agreement, the Servicer shall be responsible for payment of all costs and expenses incurred in connection with the servicing, administration or collection of Assets. Without limiting the generality of the foregoing, except to the extent expressly contemplated by the Credit Agreement, it is understood and agreed that the Servicer shall not be entitled to payment or reimbursement for any costs of collecting or realizing upon any Account (including, without limitation, any filing fees, court costs, legal fees or other costs or expenses incurred by the Servicer) or for any overhead expenses of the Servicer, salaries, wages or other compensation of employees of the Servicer or travel and other expenses incurred by any employees of the Servicer. In addition, to the extent the Servicer engages any other party to perform any aspects of its duties under this Servicing Agreement, any such fees, charges, costs or expenses therefor shall be paid by the Servicer and shall not be reimbursable from Asset Series Proceeds, except to the extent expressly contemplated by the Credit Agreement and except, with respect to a subservicer, to the extent contemplated by Section 2.4 of this Servicing Agreement.

ARTICLE IV

ACCOUNTING, STATEMENTS AND REPORTS

Section 4.1 Books and Records. The Servicer shall keep satisfactory books and records pertaining to each Asset and shall make periodic reports in accordance with this Article IV. To the extent that the Servicer has placed any of the Assets with a subservicer or has engaged any attorney to commence collection actions, foreclosure proceedings and/or the like, the Servicer shall cause each such subservicer and each such attorney to keep satisfactory books and records pertaining to such Assets. Such books and records may not be destroyed or otherwise disposed of except as provided herein and as allowed by applicable laws, regulations or decrees. All such books and records and all Asset Documents, whether or not developed or originated by the Servicer, any such subservicer or any such attorney, reasonably required to document or properly administer any Asset shall remain at all times the property of the Borrower, subject to the security interests of the Lender therein. None of the Servicer, any such subservicer or any such attorney shall acquire any property rights with respect to any such books or records or Asset Documents, and none of the Servicer, any such subservicer or any such attorney shall have any right to possession of any of them except pursuant to this Servicing Agreement. Upon termination of this Servicing Agreement, the Servicer shall immediately deliver, and the Servicer shall cause each such subservicer and each such attorney to immediately deliver, all such books and records and Asset Documents to the Lender or its designee; provided, that, the cost of the foregoing deliveries shall be borne by the Borrower. The Servicer shall bear the entire cost of restoration in the event any such books or records or Asset Documents shall become damaged, lost or destroyed while in the possession of the Servicer, any such subservicer or any such attorney.

Section 4.2 Periodic Reporting. Unless otherwise specifically waived by the Lender in writing, the Servicer shall provide to the Borrower and the Lender the following periodic reports, in form and content acceptable to the Borrower and the Lender:

(a) As soon as available, and in any event within ninety (90) days after the end of the applicable subservicer’s fiscal year, a copy of the annual audit report of each subservicer, with the unqualified opinion of such subservicer’s certified public accountants, which annual report shall include the consolidated balance sheet of such subservicer and its subsidiaries as at the end of such fiscal year and the related statements of earnings, shareholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and all prepared in accordance with GAAP, applied on a consistent basis.

(b) As soon as available and in any event within sixty (60) days after the end of each fiscal quarter of the Servicer, as applicable, a copy of the consolidated balance sheets of the Servicer as at the end of such quarter and related statements of earnings to-date, in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous fiscal year, all prepared in accordance with GAAP, applied on a consistent basis, together with a certificate of a responsible officer of the Servicer stating that such financial statements, subject to year-end audit adjustments, are true and accurate in all material respects

(c) Not later than 3:00 p.m., Chicago, Illinois time, on the Business Day preceding each Distribution Date, (i) a Distribution Report for the applicable Collection Period setting forth, by Asset Series, the Asset Series Proceeds, outstanding balance of the Loans in each Loan Series, if any, and other relevant information to determine the use and application of the Asset Series Proceeds deposited to each Collateral Account during the Collection Period immediately preceding such Distribution Date, (ii) a cash receipts report by Asset, (iii) a wire transfer report (stating wire transfer instructions and amounts), and (iv) such other reports as the Lender shall reasonably require.

(d) As promptly as practicable (but in any event not later than five (5) Business Days) after the Servicer obtains knowledge of the occurrence of any default by the Servicer in the performance of any of its obligations under this Servicing Agreement or under any other Loan Document to which the Servicer is a party, notice of such occurrence, together with a detailed statement by the Servicer of the steps being taken by the Servicer to cure the effect of such event.

(e) Such other information respecting each Asset Pool, each Asset Series, the Servicer, any subservicer or any attorney engaged by the Servicer as the Lender may from time to time reasonably request.

Section 4.3 Inspection Rights. At any time and from time to time during regular business hours, the Servicer shall permit, and shall cause each subservicer which is servicing any of the Assets to permit, the Borrower, the Lender or their respective agents, representatives or designees, at the sole cost and expense of such requesting party, (a) to examine or make copies of abstracts from all books, records and documents (including, without limitation) computer tapes and disks and constituting Asset Documents or otherwise in any way relating to any Asset or the Servicer’s or any subservicer’s collection activities with respect thereto, (b) to visit the offices and properties of the Servicer or any subservicer for purposes of examining such materials or the Servicer’s or any subservicer’s procedures, processes and activities relating to the exercise of its duties hereunder and (c) to discuss matters relating to Assets or the servicing, collection or liquidation thereof or the performance by the Servicer or any subservicer with respect thereto with any officers or employees having knowledge of any such matters. Without limiting the foregoing, at any time and from time to time during regular business hours, the Servicer shall permit, and the Servicer shall cause each subservicer to permit, certified public accountants or other auditors designated by the Borrower or the Lender to conduct a review of the Servicer’s or any subservicer’s books, records and procedures with respect to the servicing, administration, collection and/or disposition of the Assets.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1 Representations and Warranties of the Servicer. The Servicer hereby represents and warrants to the Lender and the Borrower as follows:

(a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified and licensed to conduct collection activities and is in good standing in each jurisdiction in which such qualification or licensing is necessary as a condition to conducting collection activities with respect to Assets being serviced hereunder, except where the failure to be so qualified or licensed would have a Material Adverse Effect. The Servicer has all requisite corporate power and authority to own and operate its properties, carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Servicing Agreement and the other Loan Documents to which it is a party. Within the last twelve (12) months, the Servicer has done business only under its name as specified herein. The chief executive office and principal place of business of the Servicer is located at the address set forth in Section 7.2, and all of the Servicer’s records relating to its businesses are kept at that location.

(b) The execution and delivery by the Servicer of this Servicing Agreement and the other Loan Documents to which it is a party and performance and compliance by the Servicer with the terms of this Servicing Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of the Servicer and will not violate the Servicer’s Organizational Documents or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Servicer is a party or by which it or its properties may be bound or affected.

(c) This Servicing Agreement and the other Loan Documents to which it is a party constitute the valid, legal and binding obligations of the Servicer, enforceable against it in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

(d) No litigation is pending or, to the best of the Servicer’s knowledge, threatened against the Servicer, the consequences of which would prohibit its entering into this Servicing Agreement or that would have a Material Adverse Effect.

(e) The Servicer has heretofore furnished to the Borrower and the Lender financial statements of the Servicer. Those statements fairly present the financial condition of the Servicer on the date thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with GAAP. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Servicer.

(f) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary or advisable in connection with the execution and delivery by the Servicer of this Servicing Agreement and the other Loan Documents to which it is a party (other than those actions, approvals, consents etc. which, if not obtained, would not have a Material Adverse Effect) have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize this Servicing Agreement and the other Loan Documents to which it is a party and the performance by the Servicer of its obligations under this Servicing Agreement and the other Loan Documents to which it is a party.

(g) The Servicer has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by it, except those where failure to do so would not have a Material Adverse Effect or for which the Servicer is conducting a Permitted Contest. The Servicer has filed all federal, state and local tax returns which to the knowledge of the officers of the Servicer, are required to be filed, and the Servicer has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due unless failure to so file or to so pay would not have a Material Adverse Effect or for which the Servicer is conducting a Permitted Contest.

(h) The Servicer has no ownership interest in the Assets or the Asset Proceeds and the Servicer has not granted, or attempted to grant, to any other Person any security interest in the Assets or the Asset Proceeds, and no financing statement naming the Servicer as debtor and covering the Assets or the Asset Proceeds is on file in any office.

(i) The Servicer does not maintain and has not in the past maintained any Plan. The Servicer has not received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan’s tax qualified status exists in connection with any Plan. The Servicer does not have:

(i) any accumulated funding deficiency within the meaning of ERISA; or

(ii) any liability or know of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which are or which may become payable to participants or beneficiaries of any such Plan).

(j) The Servicer is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a Material Adverse Effect.

(k) Submissions to Borrower and Lender.

(i) Internally Prepared Information. All financial and other information provided to the Borrower and/or the Lender (including, but not limited to completed background questionnaires) by or on behalf of the Servicer, which has been prepared by any employee or officer of the Servicer or any Affiliated Party in connection with the Borrower’s request for any Loan and the credit facilities contemplated by the Credit Agreement (“Internally Prepared Information”), is true and correct in all material respects and contains no omissions which would cause such information to be materially misleading.

(ii) Information Prepared by non-Affiliated Parties. All financial and other information provided to the Lender and/or the Borrower by or on behalf of the Servicer, which has been prepared by a non-Affiliated Party in connection with the Borrower’s request for any Loan and the credit facilities contemplated by the Credit Agreement (“Externally Prepared Information”), is believed in Good Faith by the Servicer to be true and correct in all material respects and is believed in Good Faith to contain no omissions which would cause such information to be materially misleading.

(iii) Projections, Valuations, Proforma Financial Statements. All projections, valuations or proforma financial statements provided to the Lender and/or the Borrower by or on behalf of the Servicer, whether prepared by any employee or officer of the Servicer, any Affiliated Party or any non-Affiliated Party (“Projections”) are believed in Good Faith by the Servicer to present a Good Faith opinion as to the Projections and are believed in Good Faith to contain no omissions which would cause such information to be materially misleading.

(iv) Mixed Information. To the extent any Internally Prepared Information is based on Externally Prepared Information, the representation in Section 5.1(k)(i)is only directed at the Servicer’s use or manipulation of the Externally Prepared Information and any representation as to the Externally Prepared Information itself as raw data shall only be a representation under the standard contained in Section 5.1(k)(ii).

Section 5.2 Covenants of the Servicer. The Servicer will comply with the following covenants:

(a) The Servicer will pay or discharge, when due, (i) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it prior to the date on which penalties attach thereto, (ii) all federal, state and local taxes required to be withheld by it, and (iii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Servicer; provided, that the Servicer shall not be required to pay any such tax, assessment, charge or claim if the failure to do so would not result in a Material Adverse Effect, or, with respect to taxes, assessments and other governmental charges, for which a Permitted Contest is being conducted by the Servicer.

(b) The Servicer will keep and maintain all of its properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted), except it shall not be required to do so to the extent that failure to do so would not result in a Material Adverse Effect; provided, however, that nothing in this Section 5.2(b) shall prevent the Servicer from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the reasonable judgment of the Servicer, desirable in the conduct of the Servicer’s business and not disadvantageous in any material respect to the Borrower or the Lender.

(c) The Servicer will preserve and maintain its legal existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner except it shall not be required to do so to the extent that failure to do so would not result in a Material Adverse Effect.

(d) The Servicer will conduct all collection activities and all sales, transfers and dispositions relating to the Assets on an arms-length basis and so as to cause all collections and all consideration received upon the sale, transfer or disposition of an Asset to (i) become and constitute Asset Series Proceeds, and (ii) be distributed as Asset Series Proceeds in accordance with the Credit Agreement.

(e) The Servicer will not create, or attempt to create, any pledge, lien, security interest, assignment or transfer upon or in any of the Assets or the Asset Proceeds, or assign or otherwise convey, or attempt to assign or otherwise convey, any right to receive collections or other income with respect thereto.

(f) The Servicer will not sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series of transactions) to any other Person, and will not liquidate, dissolve or suspend its business operations.

(g) The Servicer will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

(h) The Servicer will not accept or receive or agree to accept or receive any rebate, refund, commission, fee (other than the Servicing Fee), kickback or rakeoff, whether cash or otherwise and whether paid by or originating with the Obligor, any subservicer or any other party (including but not limited to brokers and agents), as a result of or in any way in connection with collection activities related to any Asset or in connection with the sale, disposition, transfer or servicing of any Asset.

ARTICLE VI

TERMINATION; TRANSFER OF SERVICING; INDEMNITY

Section 6.1 Loan Series Termination Events. Any of the following acts or occurrences shall constitute a Loan Series Termination Event under this Servicing Agreement (each, a “Loan Series Termination Event”):

(a) The Servicer shall fail to deliver to the Collateral Agent any Asset Proceeds received by the Servicer as and when required in accordance with this Servicing Agreement or the Credit Agreement, or the Servicer shall fail to pay to the Lender any payment in the amount and on the date required to be made in accordance with this Servicing Agreement and neither such failure is a result of Bad Faith on the part of the Servicer or any Affiliated Party;

(b) The Servicer shall fail to observe or perform in any respect any covenant or agreement required to be performed thereby under this Servicing Agreement or under any other Loan Document to which the Servicer is a party and no such failure is a result of Bad Faith on the part of the Servicer or any Affiliated Party;

(c) Any representation, warranty or statement of the Servicer made in this Servicing Agreement, or in any certificate, report or other statement, in writing or orally, delivered to any party hereto and pursuant hereto or thereto, shall prove to be incorrect in any material respect as of the date made and no such incorrect representation, warranty or statement is a result of Bad Faith on the part of the Servicer or any Affiliated Party;

(d) the actual Asset Series Proceeds received as of any Distribution Date for any Asset Series is less than seventy-five percent (75%) of the Asset Series Proceeds projected to be collected by the Borrower for such Asset Series as of such date in the bid packages submitted by the Borrower as a part of the Accepted Borrowing Requests for such Assets Series; or

(e) A Loan Series Event of Default shall occur under the Credit Agreement.

Section 6.2 Facility Termination Events. Any of the following acts or occurrences shall constitute a Facility Termination Event under this Servicing Agreement (each a “Facility Termination Event”):

(a) The Servicer shall fail to deliver to the Collateral Agent any Asset Proceeds received by the Servicer as and when required in accordance with this Servicing Agreement or the Credit Agreement, or the Servicer shall fail to pay to the Lender any payment in the amount and on the date required to be made in accordance with this Servicing Agreement and either such failure is a result of Bad Faith on the part of the Servicer or any Affiliated Party;

(b) The Servicer shall fail to observe or perform in any respect any covenant or agreement required to be performed thereby under this Servicing Agreement or under any other Loan Document to which the Servicer is a party and such failure is a result of Bad Faith on the part of the Servicer or any Affiliated Party; provided, that, any failure to perform its obligations under Section 5.2(d) on an arms-length basis or any failure to perform its obligations under Section 5.2(h) shall constitute Bad Faith;

(c) Any representation, warranty or statement of the Servicer made in this Servicing Agreement, or in any certificate, report or other statement, in writing or orally, delivered to any party hereto and pursuant hereto or thereto, shall prove to be incorrect in any material respect as of the date made and such incorrect representation, warranty or statement is a result of Bad Faith on the part of the Servicer or any Affiliated Party;

(d) The Servicer shall make an assignment for the benefit of creditors; or the Servicer shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or the consent of the Servicer (with respect to an action against the Servicer); or the Servicer shall institute (by petition, application, answer, consent or otherwise) any insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Servicer; or any judgment, writ, warrant of attachment or execution for similar process shall be issued or levied against a substantial part of the property of the Servicer;

(e) a petition naming the Servicer as debtor is filed under the United States Bankruptcy Code, and, if such a petition is involuntarily filed against the Servicer by a Person or Persons other than the Servicer (in case of a petition filed with respect to the Servicer) and such petition is not dismissed within sixty (60) days of such filing;

(f) The Credit Agreement shall be terminated or a Facility Event of Default shall occur under the Credit Agreement;

(g) The Servicer accepts or receives, or agrees to accept or receive, any rebate, refund, commission, fee (other than the Servicing Fee), kickback or rakeoff, whether cash or otherwise and whether paid by or originating with the Obligor, any subservicer or any other party (including but not limited to brokers and agents), as a result of or in any way in connection with collection activities related to any Asset or in connection with the sale, disposition, transfer or servicing of any Asset;

(h) The Servicer shall (i) liquidate, (ii) dissolve, (iii) terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course for a period of more than fourteen (14) days, or (iv) shall sell all or substantially all of its assets, without the prior written consent of the Lender;

(i) The Servicer shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax or tax deficiency for which nonpayment thereof will not result in a Material Adverse Effect or for which the Borrower is conducting a Permitted Contest);

(j) A default under any note, agreement or other evidence of indebtedness or similar obligation of the Servicer other than a default whose breach is elsewhere in this Section 6.1 or this Section 6.2 specifically dealt with) or under any instrument under which such evidence of indebtedness or similar obligation has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness or other instrument and the same shall cause a Material Adverse Effect under this Agreement or a Material Adverse Effect (as defined in the Credit Agreement);

(k) a Change of Control shall occur; or

(l) any of the following shall occur: (i) entry of a court order which enjoins, restrains or in any way prevents the Servicer from conducting all or any material part of its business affairs in the ordinary course of any material part of the business of the Servicer and such order or writ is not dismissed within sixty (60) days, or (ii) withdrawal or suspension of any license required for the conduct of any material part of the business of the Servicer.

Section 6.3 Removal of the Servicer with respect to a given Asset Series. Immediately upon the occurrence of a Loan Series Termination Event, the Lender, upon written notice to the Servicer and the Borrower, may terminate this Servicing Agreement with respect to the Asset Series related to such Loan Series Termination Event (excepting those Assets subject to bona fide payment arrangements), whereupon the Servicer shall be removed from its duties and obligations as Servicer under this Servicing Agreement with respect to such Asset Series (excepting those Assets subject to bona fide payment arrangements) and the Lender shall appoint one or more replacement servicers to service and collect all remaining Assets (excepting those Assets subject to bona fide payment arrangements) in such Asset Series. Selection of one or more replacement servicers and execution of one or more replacement servicing agreements shall be in the sole discretion of the Lender and shall be subject to such terms and conditions as the Lender shall require in its sole discretion.

Section 6.4 Termination; Removal of the Servicer with respect to all Asset Series. Immediately upon the occurrence of a Facility Termination Event, the Lender, upon written notice to the Servicer and the Borrower, may terminate this Servicing Agreement with respect to all of the Asset Series, whereupon the Servicer shall be removed from its duties and obligations as Servicer under this Servicing Agreement with respect to all Asset Series and the Lender shall appoint one or more replacement servicers to service and collect all remaining Assets in the Asset Series. Selection of one or more replacement servicers and execution of one or more replacement servicing agreements shall be in the sole discretion of the Lender and shall be subject to such terms and conditions as the Lender shall require in its sole discretion. In addition, upon the occurrence of a Facility Termination Event, the Lender may pursue the Servicer for damages and exercise any other right or remedy against the Servicer as may be available under applicable law.

Section 6.5 Effect of Removal of the Servicer with respect to a given Asset Series. Upon termination of this Servicing Agreement with respect to a given Asset Series pursuant to Section 6.3, the Servicer shall not be entitled to any Servicing Fee with respect to such Asset Series after the date of such termination (excepting any Servicing Fee payable with respect to Assets subject to bona fide payment arrangements). Upon termination of this Servicing Agreement with respect to a given Asset Series, the Servicer shall promptly deliver and/or use commercially reasonable efforts to cause to be delivered to the replacement servicer all books and records that the Servicer and/or any subservicer has maintained with respect to such Asset Series, including, without limitation, all Asset Documents then in the possession of the Servicer or any subservicer related to such Asset Series. Any Asset Proceeds received by the Servicer with respect to an Asset Series no longer serviced by the Servicer hereunder after removal of such servicing responsibilities shall be remitted by the Servicer directly and immediately to the Collateral Agent for deposit to the applicable Collateral Account. The Servicer agrees to cooperate, and agrees to use commercially reasonable efforts to cause each subservicer to cooperate, with any such replacement servicer in effecting the termination of any of the Servicer’s servicing responsibilities and rights under this Servicing Agreement with respect to the applicable Asset Series and shall promptly provide such replacement servicer with all documents and records reasonably requested by it to enable it to assume the functions of the Servicer with respect to such Asset Series and shall promptly transfer to the Collateral Agent any Asset Proceeds related to such Asset Series then on deposit with the Servicer. Upon any removal of the Servicer with respect to an Asset Series, the Servicer shall join in, and the Servicer shall cause each subservicer to join in, any written notice to affected Obligors of the transfer of the servicing to such replacement servicer.

Section 6.6 Effect of Termination. Upon termination of this Servicing Agreement pursuant to Section 6.4, the Servicer shall not be entitled to any Servicing Fee with respect to any Asset Series after the date of such termination. Upon termination of this Servicing Agreement, the Servicer shall promptly deliver and/or use commercially reasonable efforts to cause to be delivered to the replacement servicer all books and records that the Servicer and/or any subservicer has maintained with respect to all Asset Series, including, without limitation, all Asset Documents then in the possession of the Servicer or any subservicer. Any Asset Proceeds received by the Servicer with respect to any Asset Series after removal of the Servicer’s servicing responsibilities hereunder shall be remitted by the Servicer directly and immediately to the Collateral Agent for deposit to the applicable Collateral Account(s). The Servicer agrees to cooperate, and agrees to use commercially reasonable efforts to cause each subservicer to cooperate, with any such replacement servicer in effecting the termination of any of the Servicer’s servicing responsibilities and rights under this Servicing Agreement and shall promptly provide such replacement servicer with all documents and records reasonably requested by it to enable it to assume the functions of the Servicer and shall promptly transfer to the Collateral Agent any Asset Proceeds then on deposit with the Servicer. Upon any removal of the Servicer, the Servicer shall join in, and the Servicer shall cause each subservicer to join in, any written notice to affected Obligors of the transfer of the servicing to such replacement servicer.

Section 6.7 Indemnity by the Servicer. The Servicer agrees to indemnify, defend and hold harmless the Borrower and the Lender from and against any and all claims, losses, liabilities, damages, penalties, fines, forfeitures, legal and accounting fees and all other fees or costs of any kind, judgments or expenses resulting from or arising out of any claims, actions or proceedings brought against the Borrower or the Lender by any third party as a result of or based upon actions or inactions by the Servicer in the performance of its obligations under this Servicing Agreement (provided that such action or inaction was not undertaken at the direction of the indemnified party), including any failure by the Servicer, any subservicer or any of their agents, representatives or employees to comply with all applicable debt collection laws, rules and regulations and any other action taken in collection of the Assets. Section 6.7 shall survive termination of the Agreement with respect to Servicer’s actions or inactions prior to the date of termination.

Section 6.8 Servicer Cure. The Servicer may, or may cause an Affiliated Party to, provide Permitted Cure Funds to cure any Loan Series Termination Event or Facility Termination Event hereunder.

Section 6.9 Termination by Servicer. Servicer may terminate this Agreement upon the occurrence of any of the following:

(a) The Borrower or Lender shall fail to observe or perform in any material respect any covenant or agreement required to be performed thereby under this Servicing Agreement or under any other Loan Document to the detriment of Servicer.

(b) The Borrower shall make an assignment for the benefit of creditors; or the Borrower shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or the consent of the Borrower (with respect to an action against the Borrower); or the Borrower shall institute (by petition, application, answer, consent or otherwise) any insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower; or any judgment, writ, warrant of attachment or execution for similar process shall be issued or levied against a substantial part of the property of the Borrower.

(c) a petition naming the Borrower as debtor is filed under the United States Bankruptcy Code, and, if such a petition is involuntarily filed against the Servicer by a Person or Persons other than the Borrower (in case of a petition filed with respect to the Servicer) and such petition is not dismissed within sixty (60) days of such filing.

(d) The Credit Agreement shall be terminated other than a result of breach of this Agreement by Servicer.

(e) The Borrower shall (i) liquidate, (ii) dissolve, (iii) terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course for a period of more than fourteen (14) days, or (iv) shall sell all or substantially all of its assets, without the prior written consent of the Servicer.

(f) a Change of Control of Borrower shall occur.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Severability Clause. Any part, provision, representation or warranty of this Servicing Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Servicing Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Servicing Agreement shall deprive any party of the economic benefit intended to be conferred by this Servicing Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Servicing Agreement without regard to such invalidity.

Section 7.2 Notices. Any notices, consents, directions, demands or other communications given under this Servicing Agreement (unless otherwise specified herein) shall be in writing and shall be deemed to have been duly given when delivered in person or by overnight delivery at, or telecopied to the respective addresses or telecopy numbers, as the case may be, set forth below (or to such other address or telecopy numbers as either party shall give notice to the other party pursuant to this Section 7.2):

If to the Borrower:

West Receivables Purchasing, LLC

P.O. Box 50401

Henderson, Nevada 89016

Attention: President

with a copy to the Servicer at the address indicated below under “Servicer”

If to the Servicer:

West Asset Management, Inc.

5300 Oakbrook Parkway, Suite 300

Norcross, Georgia 30093

Attention: President

Telephone: (678) 924-1955

Telecopy: (678) 742-6753

If to the Lender:

TOGM, LLC

1603 Orrington Avenue, Suite 810

Chicago, Illinois 60201

Attention: Randy Rochman

Telephone: (847) 328-0711

Telecopy: (847) 328-0705

with copy to:

Koley Jessen P.C., L.L.O.

One Pacific Place

1125 South 103rd Street, Suite 800

Omaha, Nebraska 68124

Attention: Mr. Matthew D. Maser

Telephone: (402) 390-9500

Telecopy: (402) 390-9005

Any such demand, notice or communication hereunder shall be deemed to have been duly given when received by the other party or parties at the addresses described above, or such other address as may hereafter be furnished to the other party or parties by like notice and shall be deemed to have been received on the date delivered to or received at the premises of the addresses.

Section 7.3 Costs and Expenses. The Servicer agrees that neither the Borrower nor the Lender shall be liable for any costs, expenses or disbursements which may be incurred or made in connection with servicing of any Asset Series, or any action which may be taken by the Servicer to collect such costs, expenses or disbursements. All legal costs and expenses incurred in connection with the preparation, execution and delivery of this Servicing Agreement and the other documents to be delivered hereunder, shall be Purchase Expenses; provided, however, that in connection with the enforcement of any portion of this Servicing Agreement, the prevailing party shall be entitled to recover from the other party hereto its costs and expenses in connection with any such enforcement, including without limitation the reasonable legal fees and out-of-pocket expenses of counsel for such prevailing party.

Section 7.4 Assignment. The obligations of the Servicer under this Servicing Agreement shall not be assigned without the prior written consent of the Lender.

Section 7.5 Counterparts. For the purpose of facilitating the execution of this Servicing Agreement and for other purposes, this Servicing Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and together shall constitute and be one and the same instrument.

Section 7.6 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) Governing Law. This Servicing Agreement shall be governed by, and construed in accordance with, the laws of the State of Nebraska.

(b) Jurisdiction. The Servicer and the Borrower hereby irrevocably submit to the non-exclusive jurisdiction of any federal court sitting in Douglas County, Nebraska in any action or proceeding arising out of or relating to this Servicing Agreement, and the Servicer and the Borrower hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such federal court. The Servicer and the Borrower hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at the addresses specified in Section 7.2. The Servicer and the Borrower hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 7.6 shall affect the right of any party to serve legal process in any other manner (or in any other jurisdiction) permitted by law or affect the right of any party to bring any action or proceeding under this Servicing Agreement in the courts of other jurisdictions.

(c) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SERVICING AGREEMENT OR ANY AGREEMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

Section 7.7 Amendments. This Servicing Agreement may be amended from time to time by a written instrument signed by the Servicer, the Borrower and the Lender and no waiver of any of the terms hereof by any party shall be effective unless it is in writing and signed by the other parties.

Section 7.8 Integration. The Servicing Agreement and the Credit Agreement together comprise the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings.

Section 7.9 Agreement Effectiveness. This Servicing Agreement shall become effective upon delivery of fully executed counterparts hereof to each of the parties hereto.

Section 7.10 Headings Descriptive. The headings of the sections and subsections of this Servicing Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Servicing Agreement.

Section 7.11 Advice from Independent Counsel. The parties hereto understand that this Servicing Agreement is a legally binding agreement that may affect such party’s rights. Each party hereto represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Servicing Agreement and that it is satisfied with its legal counsel and the advice received from it.

Section 7.12 Judicial Interpretation. Should any provision of this Servicing Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Servicing Agreement.

Section 7.13 Use of Lender’s Name. The Servicer hereby agrees that it shall not refer to or use the name “TOGM” or any such name in any manner in any collection, sale or enforcement activities with respect to any Asset Pool Asset or in any advertising, printed material, electronic medium or other medium without first obtaining the Lender’s prior written consent. The Lender shall have no obligation to give any such written consent and may withhold the same in its sole and absolute discretion.

Section 7.14 Confidentiality. The Lender hereby acknowledges that it will use all information relating to the Servicer’s proprietary servicing methods specifically identified as such in writing by the Servicer to the Lender (the “Confidential Information”) solely in connection with evaluating, administering and enforcing the transactions contemplated by the Credit Agreement and this Agreement and making any necessary business judgments with respect thereto. In addition, the Lender will not disclose any Confidential Information without the prior written consent of the Servicer, other than to the directors, employees, auditors, counsel or affiliates of the Lender, each of whom shall be informed of the confidential nature of the Confidential Information; provided, however, that the Lender may disclose any such Confidential Information (i) to any party contemplated in this Agreement or the Credit Agreement for purposes contemplated hereunder or thereunder, (ii) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, (iii) in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party or (iv) in the event any such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Confidential Information. The Lender will endeavor to give notice to the Servicer of any required disclosure under (ii), (iii) and (iv) above prior to such disclosure. This Section 7.14 shall be inoperative as to those portions of the Confidential Information which are or become generally available to the public or to the Lender on a non-confidential basis from a source other than the Servicer or were known to the Lender on a non-confidential basis prior to its disclosure by the Servicer.

IN WITNESS WHEREOF, the undersigned have caused this Servicing Agreement to be executed by their authorized officer as of the day and year first above written.

TOGM, LLC By: West Family Investments, LLC Its: Manager

By:	/s/ Randy Rochman
	Name:	Randy Rochman
	Title:	CEO

WEST RECEIVABLES PURCHASING, LLC

By:	/s/ Nancee R. Berger
	Name:	Nancee R. Berger
	Title:	Manager

WEST ASSET MANAGEMENT, INC.

By:	/s/ Nancee R. Berger
	Name:	Nancee R. Berger
	Title:	Chief Operating Officer

(Signature Page to Servicing Agreement)